Exhibit 10.5
EXECUTION COPY
February 11, 2008
THL Managers VI, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, Massachusetts 02110
Fax No.: (617) 227-3514
Attn: Thomas M. Hagerty
MoneyGram Payment Systems Worldwide, Inc.
MoneyGram International Inc.
1500 Utica Avenue South, MS 8020
Minneapolis, Minnesota 55416
Fax No.: (952) 591-3859
Attn: Teresa H. Johnson, Esq.
GSMP/GSCP
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Edward Pallesen
Contingent Fee Letter
Ladies and Gentlemen:
     Reference is made to (a) that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of February 11, 2008, by and between MONEYGRAM INTERNATIONAL, INC., a Delaware corporation (“HoldCo”), MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC., a Delaware corporation (the “Company”), GSMP V ONSHORE US, LTD., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP V Onshore”), GSMP V OFFSHORE US, LTD., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP V Offshore”), and GSMP V INSTITUTIONAL US, LTD., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Institutional and, together with GSMP V Onshore and GSMP V Offshore, “GSMP”) and (b) that certain Purchase Agreement (the “Equity Purchase Agreement”), dated as of February 11, 2008, by and between Holdco, GSMP, the parties set forth on Schedule A attached thereto under the heading THL (collectively, “THL”) and the parties set forth on Schedule A attached hereto under the heading Goldman Sachs Capital Partners (collectively, “GSCP” and, together with THL and GSMP, the “Investors”). Capitalized terms used herein and not otherwise defined have the meanings given in the Note Purchase Agreement or Equity Purchase Agreement, as applicable.
1.	Contingent Fee. In connection with the Note Purchase Agreement, the Company hereby agrees concurrently with the execution of this letter and the execution of the Note Purchase Agreement by all of the parties thereto, to deposit, by wire transfer in immediately available funds, into the escrow (the “Escrow”) established pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated as of the date hereof, among the Company, THL Managers VI, LLC (“THL Managers”), GSCP, GSMP and Fried, Frank Harris Shriver & Jacobson, LLP or any successor thereto (the “Escrow Agent”), a deposit with respect to a contingent break-up fee equal to $15,000,000, representing 3.00% of the maximum principal amount of the Notes to be purchased by GSMP pursuant to the Note Purchase Agreement (the “Contingent Fee”).
2.	Payment of Contingent Fee. The parties hereto hereby agree that the Contingent Fee shall be disbursed and paid by the Escrow Agent as follows:
a.	If the transactions contemplated by the Equity Purchase Agreement and issuance of the Notes pursuant to the Note Purchase Agreement are consummated, the Contingent Fee shall be paid by the Escrow Agent to the Company.

b.	If the Equity Purchase Agreement is terminated by the Company pursuant to Section 5.1(e) thereof, or by any Investor pursuant to Section 5.1(d) thereof, and GSMP has not committed to provide financing in connection with the Superior Proposal that resulted in such termination, the Contingent Fee shall be paid by the Escrow Agent to GSMP.

c.	If the Equity Purchase Agreement is terminated by the Company pursuant to Section 5.1(e) thereof, or by any Investor pursuant to Section 5.1(d) thereof, and GSMP has committed to provide financing in connection with the Superior Proposal that resulted in such termination, then (a) if such financing is consummated, the Contingent Fee shall be paid by the Escrow Agent: (i) 80 percent to THL Managers and (ii) 20 percent to GSCP and GSMP, pro rata among GSCP and GSMP, in accordance with the aggregate relative purchase price committed to be paid by each of them pursuant to the Equity Purchase Agreement (such allocation, the “80/20 Allocation”) and (b) if such financing is not consummated, then (i) the portion of the Contingent Fee, if any, equal to any fees paid to and retained by GSMP in connection with such financing shall be paid by the Escrow Agent in accordance with the 80/20 Allocation, which amounts shall be paid on the first date on which GSMP is not subject to any obligation to return or otherwise disgorge such fees, and (ii) the balance, if any, of such Contingent Fee shall be paid by the Escrow Agent to GSMP pursuant to Section 2 (b) hereof.

d.	If the Equity Purchase Agreement is terminated as a result of a willful breach thereof by the Company, the Contingent Fee shall be paid by the Escrow Agent to GSMP.

e.	If the Equity Purchase Agreement is terminated pursuant to Section 5.1(b) of the Equity Purchase Agreement as a result of the failure of the closing condition in Section 1.2(c)(i) of the Equity Purchase Agreement to be satisfied or pursuant to Section 5.1(c) of the Equity Purchase Agreement, the Contingent Fee shall be paid by the Escrow Agent to the Company.

f.	If the Equity Purchase Agreement is terminated for any other reason, the Contingent Fee shall be paid 1/3 to GSMP and 2/3 to the Company.
3.	Subsequent Transaction. If the Equity Purchase Agreement is terminated as described in either Section 2(e) or 2(f) above for any reason (other than primarily as a result of the Investors’ breach of their obligations under the Equity Purchase Agreement which resulted in the failure to satisfy conditions set forth in Section 1.2(c) of the Equity Purchase Agreement) and the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Company Transaction Proposal (other than a transaction entered into or consummated following a voluntary or involuntary petition by Holdco, the Company or any subsidiary of the Company under the federal bankruptcy code) (a “Subsequent Transaction”) within nine (9) months of the date of termination of the Equity Purchase Agreement, then the Company shall pay to GSMP an amount equal to the portion of the Contingent Fee paid to the Company pursuant to Section 2(e)

or 2(f), as applicable, as promptly as possible (but in any event within two (2) Business Days) following the earlier of entering into a definitive agreement with respect to or consummating a Company Transaction Proposal.
     If the Equity Purchase Agreement is terminated as described in any of Section 2(e) or 2(f) above for any reason (other than primarily as a result of the Investors’ breach of their obligations under the Equity Purchase Agreement which resulted in the failure to satisfy conditions set forth in Section 1.2(c) of the Equity Purchase Agreement) and (x) the Company enters into a definitive agreement with respect to, or consummates, a Subsequent Transaction within nine (9) months of the date of termination of the Equity Purchase Agreement and (y) GSMP provides or commits to provide second lien or subordinated debt financing with respect to the Subsequent Transaction, then in lieu of making the payments referred to under the preceding paragraph: (a) if such financing is consummated, (A) the Company shall pay, in accordance with the 80/20 Allocation, an aggregate amount equal to 100% of the portion of the Contingent Fee that would have been repaid to GSMP pursuant to the preceding paragraph and (B) if the Equity Purchase Agreement is terminated as described in Section 2(f), GSMP shall pay, in accordance with the 80/20 Allocation, an aggregate amount of the portion of the Contingent Fee paid to GSMP pursuant to Section 2(f) (net of any withholding tax paid by GSMP as a result of its receipt of such portion of the Contingent Fee) in each case, as promptly as possible, but in any event on the date of the consummation of a Company Transaction Proposal and (b) if such financing is not consummated, then (A) the Company shall pay an aggregate amount equal to 100% of the portion of the Contingent Fee that would have been repaid to GSMP pursuant to the preceding paragraph, to the extent of any fees paid to and retained by GSMP in connection with such financing in accordance with the 80/20 Allocation, and (B) if the Equity Purchase Agreement is terminated as described in Section 2(f), GSMP shall also pay an aggregate amount of the portion of the Contingent Fee paid to GSMP pursuant to Section 2(f) (net of any withholding tax paid by GSMP as a result of its receipt of such portion of the Contingent Fee) in accordance with the 80/20 Allocation, which such amounts shall be paid on the first date on which GSMP is not subject to any obligation to return or otherwise disgorge such fees.
4.	Further Agreements. The parties agree to jointly instruct the Escrow Agent, in accordance with the Escrow Agreement, to effect payment of the Contingent Fee, by wire transfer in immediately available funds, in accordance with the terms of Section 2 above. Any earnings on the funds deposited in Escrow will be paid to the party or parties entitled to received the payment of the Contingent Fee in proportion to the portion of the Contingent Fee paid to such party.

5.	GOVERNING LAW; JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT OR PROCEEDING ARISING IN RESPECT TO THIS LETTER OR OUR COMMITMENT WILL BE TRIED EXCLUSIVELY (SUBJECT TO THE PROVISO BELOW) IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY OF NEW YORK, AND YOU AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND TO VENUE IN, SUCH COURT. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.	WAIVER OF JURY TRIAL. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER OUR COMMITMENT OR ANY MATTER REFERRED TO IN THIS LETTER IS

HEREBY WAIVED BY THE PARTIES HERETO.
7.	Counterparts. This letter may be executed in counterparts, each of which shall be deemed to constitute an original but all of which shall constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile, e-mail or similar transmission shall be effective as delivery of a manually executed counterpart hereof.
[SIGNATURE PAGES FOLLOW]

     If the foregoing terms and conditions are acceptable to you, please so indicate by signing both of the enclosed copies of this letter where indicated and returning one to the undersigned, whereupon this letter shall become a binding agreement between us.

Very truly yours,

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ David J. Parrin

Name:	David J. Parrin
Title:	Executive Vice President and Chief Financial Officer

Goldman Sachs Mezzanine Partners

GSMP V ONSHORE US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

Goldman Sachs Capital Partners

GS CAPITAL PARTNERS VI FUND, L.P.

By: GSCP VI Advisors, L.L.C., its General Partner

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By: GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By: GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By: GS Advisors VI, L.L.C., its General Partner

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

THL

THL MANAGERS VI, LLC

By: Thomas H. Lee Partners, L.P., its managing member

By: Thomas H. Lee Advisors, LLC, its general partner

By:	/s/ Scott L. Jaeckel

Name:	Scott L. Jaeckel
Title:	Managing Director